                                                              CERBCO, Inc.
                                      CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
                                                        YEAR ENDED JUNE 30, 1999

                                                    CERBCO, Inc.                            CERBCO, Inc.    Insituform East,
                                                    Consolidated          Eliminations     Unconsolidated     Incorporated

Sales                                             $      23,315,198      $             0  $              0  $     23,315,198
                                                  ------------------     ---------------  ----------------- -----------------

Costs and Expenses:
  Cost of sales                                         21,617,623                     0                 0        21,617,623
  Selling, general and administrative expenses           5,302,679                     0           804,045         4,498,634
                                                  ------------------     ---------------  ----------------- -----------------
    Total Costs and Expenses                            26,920,302                     0           804,045        26,116,257
                                                  ------------------     ---------------  ----------------- -----------------

Operating Loss                                          (3,605,104)                    0          (804,045)       (2,801,059)
Investment Income                                          870,552   (A)         (42,970)          847,772            65,750
Interest Expense                                           (42,043)  (A)          42,970                 0           (85,013)
Other Income - net                                         414,155                     0           152,831           261,324
                                                  ------------------     ---------------  ----------------- -----------------
Earnings (Loss) Before Non-Owned Interests
    and Income Taxes                                    (2,362,440)                    0           196,558        (2,558,998)

Non-Owned Interest in Pretax Loss of
    Midsouth Partners                                      730,464                     0                 0           730,464
                                                  ------------------     ---------------  ----------------- -----------------

Earnings (Loss) Before Non-Owned Interests in
    Insituform East and Income Taxes                    (1,631,976)                    0           196,558        (1,828,534)

Provision (Credit) for Income Taxes                       (693,000)                    0            20,000          (713,000)
                                                  ------------------     ---------------  ----------------- -----------------

Earnings (Loss) Before Non-Owned Interests in
    Insituform East                                       (938,976)                    0           176,558        (1,115,534)

Non-Owned Interests in Loss of Insituform East             725,702  (B)          725,702                 0                 0
                                                  ------------------     ---------------  ----------------- -----------------

                              NET EARNINGS (LOSS) $       (213,274)      $       725,702  $        176,558  $     (1,115,534)
                                                  ==================     ===============  ================= =================

                                                              CERBCO, Inc.
                                           CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
                                                              JUNE 30, 1999

                                                            CERBCO, Inc.                           CERBCO, Inc.  Insituform East,
                                                            Consolidated          Eliminations    Unconsolidated   Incorporated
                           ASSETS
Current Assets:
  Cash and cash equivalents                                    $17,050,119         $           0      $16,256,932    $   793,187
  Accounts receivable                                            6,592,913                     0            4,478      6,588,435
  Inventories                                                    1,273,402                     0                0      1,273,402
  Prepaid and refundable taxes                                     550,453                     0          456,921         93,532
  Prepaid expenses and other                                       339,928                     0           36,176        303,752
                                                             --------------        --------------   --------------  --------------
                                        TOTAL CURRENT ASSETS    25,806,815                     0       16,754,507      9,052,308

Investment in and Advances to Subsidiary:
  Investment in subsidiaries                                             0   (C)      (7,381,284)       7,381,284   0
  Intercompany receivables and payables                                  0                     0        1,811,855     (1,811,855)

Property, Plant and Equipment - net of
  accumulated depreciation                                      11,511,536                     0           86,906     11,424,630

Other Assets:
  Excess of acquisition cost over value of net
    assets acquired - net                                        1,998,822   (C)       1,998,822                0              0
  Cash surrender value of life insurance                         1,730,964                     0        1,657,179         73,785
  Deposits and other                                                70,489                     0           44,489         26,000
                                                             ==============        ==============   ==============  ==============
                                                TOTAL ASSETS   $41,118,626          $ (5,382,462)     $27,736,220    $18,764,868
                                                             ==============        ==============   ==============  ==============

            LIABILITIES AND STOCKHOLDERS' EQUITY Current Liabilities:
  Partners' loans to Midsouth Partners                           $ 400,000         $                      $     0    $   400,000
                                                                                               0
  Accounts payable and accrued liabilities                       2,958,136                     0          242,393      2,715,743
  Income taxes payable                                           1,508,353                     0        1,493,629         14,724
  Current portion of capital lease obligations                      42,167                     0                0         42,167
                                                                                   --------------
                                                             --------------                         --------------  --------------
                                   TOTAL CURRENT LIABILITIES     4,908,656                     0        1,736,022      3,172,634
                                                             --------------        --------------   --------------  --------------

Long-Term Liabilities:
  Capital lease obligations                                         62,662                     0                0         62,662
  Deferred income taxes                                            219,000                     0                0        219,000
  Accrued SERP liability                                           847,560                     0          791,937         55,623
                                                             --------------        --------------   --------------  --------------
                                 TOTAL LONG-TERM LIABILITIES     1,129,222                     0          791,937        337,285
                                                             --------------        --------------   --------------  --------------
                                           TOTAL LIABILITIES     6,037,878                     0        2,527,959      3,509,919
                                                             --------------        --------------   --------------  --------------

Non-Owned Interests:                                            10,262,319 (B)(C)      9,293,723                0        968,596
                                                             --------------        --------------   --------------  --------------

Stockholders' Equity:
  Common stock                                                     118,947   (C)        (175,486)         118,947        175,486
  Class B stock                                                     29,348   (C)         (11,904)          29,348         11,904
  Additional paid-in capital                                     7,527,278   (C)      (4,000,424)       7,527,278      4,000,424
  Retained earnings                                             17,142,856 (C)(D)    (11,677,984)      17,532,688     11,288,152
  Treasury stock                                                         0   (C)       1,189,613                0     (1,189,613)
                                                             --------------        --------------   --------------  --------------
                                  TOTAL STOCKHOLDERS' EQUITY    24,818,429           (14,676,185)      25,208,261     14,286,353
                                                             --------------        --------------   --------------  --------------

                  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $ 41,118,626          $ (5,382,462)    $ 27,736,220    $18,764,868
                                                             ==============        ==============   ==============  ==============

                                  CERBCO, Inc.
                        CONSOLIDATING ELIMINATION ENTRIES
                                  JUNE 30, 1999




                                (A)
Investment income                                                       $42,970
  Interest expense                                                                      $42,970
To eliminate interest expense paid by Insituform
East to CERBCO in 1999.

                                (B)
Non-owned interests                                                    $725,702
  Non-owned interests in loss of subsidiary                                            $725,702
To record non-owned interests in loss of Insituform
East in 1999.

                                (C)
Common stock                                                           $175,486
Class B stock                                                            11,904
Additional paid-in capital                                            4,000,424
Retained earnings                                                    12,403,686
Excess of acquisition cost over value of net assets acquired          1,998,822
  Treasury stock                                                                     $1,189,613
  Non-owned interests                                                                10,019,425
  Investment in subsidiary                                                            7,381,284
To eliminate investment in Insituform East at June 30, 1999.

                                (D)
Current year earnings adjustments                                      $725,702
  Retained earnings                                                                    $725,702
To close out impact of eliminating entries on statement of
operations for 1999.